SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                              [Amendment No. ____]

Filed by the Registrant  [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ]      Preliminary Proxy Statement
[ ]      Confidential, for use of the Commission only
         (as permitted by Rule 14a-6(e)(2))
|X|      Definitive Proxy Statement
[ ]      Definitive Additional Materials
[ ]      Soliciting Material Pursuant to Section 240.14a-12

                  The National Bank of Indianapolis Corporation
                  ---------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                                 Not Applicable
                                 --------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]     No fee required.
[ ]     $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2)
        or Item 22(a)(2) of Schedule 14A.
[ ]     Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
        1) Title of each class of securities to which transaction applies:_____________________________________________________
        2) Aggregate number of securities to which transaction applies:_____________________________________________________
        3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):_____________________________________________
        4)       Proposed maximum aggregate value of
                 transaction:_________________________________________________
        5)       Total fee paid:______________________________________________
[ ]     Fee paid previously with preliminary materials.
[ ]     Check box if any part of the fee is offset as provided by Exchange
        Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
        1)       Amount Previously Paid:______________________________________
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        4)       Date Filed:__________________________________________________

                  THE NATIONAL BANK OF INDIANAPOLIS CORPORATION

                          107 North Pennsylvania Street
                                    Suite 700
                           Indianapolis, Indiana 46204


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            to be held June 19, 2003

         Notice is hereby given that, pursuant to the call of its Directors, an Annual Meeting of Shareholders of The National Bank of Indianapolis Corporation ("Corporation") will be held on June 19, 2003 at 3:00 p.m., local time, at 107 North Pennsylvania Street, Suite 700, Indianapolis, Indiana.

         The purposes of the meeting are:

         (1) Election of Directors. To elect three members to the Board of Directors of the Corporation to serve for a term of three years.

         (2) Ratification of Public Accountants. To ratify the selection of Ernst & Young, LLP, as independent public accountants of the Corporation for the year ending December 31, 2003.

         (3) Other Business: To transact such other business as may properly be presented at the meeting.

         Other than with respect to procedural matters incident to the conduct of the meeting, management is not aware of any other matters which may properly come before the meeting. The Board of Directors of the Corporation has fixed the close of business on May 15, 2003 as the record date for determination of shareholders entitled to notice of, and to vote at, the Annual Meeting and at any adjournment of the Annual Meeting.

                                           By Order of the Board of Directors




                                           MICHAEL S. MAURER
                                           Chairman of the Board


                   Important--Please mail your proxy promptly.

You are cordially invited to attend the Annual Meeting. It is important that your shares be represented, regardless of the number you own. Even if you plan to be present, you are urged to complete, sign, date and return the enclosed proxy promptly in the envelope provided. If you attend the meeting, you may vote either in person or by proxy. Any proxy given may be revoked by you in writing or in person at any time prior to the exercise thereof.

                The date of this Proxy Statement is May 20, 2003.

                               PROXY STATEMENT OF
                  THE NATIONAL BANK OF INDIANAPOLIS CORPORATION

                             107 North Pennsylvania
                                    Suite 700
                           Indianapolis, Indiana 46204
                                 (317) 261-9000

                             -----------------------

                         ANNUAL MEETING OF SHAREHOLDERS
                            to be held June 19, 2003

                            ------------------------


                               GENERAL INFORMATION

         This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of The National Bank of Indianapolis Corporation (the "Corporation") of Proxies for use at an Annual Meeting of Shareholders of the Corporation to be held on June 19, 2003 at 3:00 P.M., local time, at the main office of the Corporation at 107 North Pennsylvania Street, Suite 700, Indianapolis, Indiana, and at any and all adjournment of such meeting. This Proxy Statement and accompanying form of proxy were first mailed to the shareholders on or about May 20, 2003.

Proposals Presented
-------------------

         At the Annual Meeting, shareholders of the Corporation as of the close of business on May 15, 2003 will be asked to consider and vote upon the following matters:

           (1) Election of Directors. The election of three directors to the Board of Directors of the Corporation to serve until their successors are duly elected and qualified in accordance with Corporation's Articles of Incorporation.

           (2) Ratification of Public Accountants. To ratify the selection of Ernst & Young, LLP, Certified Public Accountants, as independent public accountants of the Corporation for the year ending December 31, 2003.

         If any other matters should properly come before the meeting, the proxies will be voted, with respect to these matters, in accordance with the recommendations of the Board of Directors. Except with respect to procedural matters incident to the conduct of the meeting, management of the Corporation does not know of any additional matters that may properly come before the Annual Meeting.

Voting Rights
-------------

         Only shareholders of record as of May 15, 2003 will be entitled to notice of, and to vote at, the Annual Meeting and at any and all adjournment of such meeting. As of May 15, 2003, the Corporation had issued and outstanding 2,447,453 shares of Common Stock, which were held by approximately 674 shareholders of record. There are no other outstanding securities of the Corporation entitled to vote.

         Each issued and outstanding share is entitled to one vote, exercisable in person or by proxy. Ballots will be available at the Annual Meeting for shareholders desiring to vote in person.

         The presence, either in person or by proxy, of the holders of a majority of the shares of Common Stock issued and outstanding as of May 15, 2003 is necessary to constitute a quorum at the Annual Meeting. The inspectors of election will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum but as unvoted for purpose of determining the approval of any matters submitted to the shareholders for a vote. If a broker indicates on the proxy that it does not have discretionary authority to vote certain shares on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter.

         The nominees for election as director of the Corporation named in this Proxy Statement will be elected by a plurality of the votes cast. Approval of any other item or matter which may be presented at the Annual Meeting will be approved if the votes cast in favor of the action exceed the votes cast opposing the action.

Proxies
-------

         The cost of soliciting proxies will be borne by the Corporation. In addition to use of the mails, proxies may be solicited personally or by telephone by officers, directors and certain employees who will not be specially compensated for such soliciting.

         Any shareholder giving a proxy has the right to revoke it at any time before it is exercised. Therefore, execution of the proxy will not affect the shareholder's right to vote in person if he or she attends the meeting. Revocation may be made prior to the meeting (i) by written notice sent to Morris
L. Maurer, President, The National Bank of Indianapolis Corporation, 107 N. Pennsylvania, Suite 700, Indianapolis, Indiana 46204, (ii) personally upon oral or written request at the Annual Meeting, or (iii) by duly executing a proxy bearing a later date.

         The shares represented by proxies will be voted as instructed by the shareholders giving the proxies. In the absence of specific instructions to the contrary, proxies will be voted "FOR" the election as directors of the three persons named as nominees in this Proxy statement and "FOR" the ratification of the selection of Ernst & Young, LLC, as the independent public accountants of the Corporation for the year ending December 31, 2003. If for any reason any of the director/nominees becomes unable or is unwilling to serve at the time of the meeting (an event which the Board of Directors does not anticipate), the persons named as proxies in the accompanying form of proxy will have discretionary authority to vote for a substitute nominee or nominees named by the Board of Directors if the Board of Directors elects to fill such nominees' positions.

                                     ITEM 1
                              ELECTION OF DIRECTORS

         The Board of Directors of the Corporation is currently composed of ten members. The Corporation's Articles of Incorporation divide the Board of Directors into three classes, as nearly equal in size as possible, with one class of Directors elected each year for a three-year term. The terms of the following three incumbent directors expire at the 2003 Annual Meeting of
Shareholders:

         o        Kathryn G. Betley
         o        David R. Frick, and
         o        Philip B. Roby

Each of these directors has been nominated for re-election to a three-year term to expire at the 2006 Annual Meeting of Shareholders. At the Annual Meeting proxies cannot be voted for a greater number of persons than the number of nominees named.

The Board of Directors recommends that the shareholders vote FOR the election of the above-named nominees for Director.

Information Concerning Nominees, Directors and Executive Officers
-----------------------------------------------------------------

         The following sets forth information as to each nominee for election at the Annual Meeting, each director continuing in office, and each executive officer of the Corporation and the Bank as of December 31, 2002, including their ages, present principal occupations, other business experience during the last five years and directorships in other publicly held companies. Each individual's service with the Corporation and the Bank began at the formation of the Corporation in 1993, unless otherwise noted. In addition, all current directors of the Corporation are also current directors of the Bank.

         KATHRYN G. BETLEY - Age 61, Term Expires 2003. Ms. Betley, a director, has been chairperson of the board, secretary and co-owner of Romancing the Seasons, a retail store located in Indianapolis, from 1989 through the present. Ms. Betley also is chairperson of the board of Voluntary Enterprises, Inc., a subsidiary of Community Hospitals Foundation, Inc., which develops and manages surgery centers. Ms. Betley is an active community volunteer in the Indianapolis area and is involved with and serves on the boards of many civic organizations.

         JAMES M. CORNELIUS - Age 59, Term Expires 2004. Mr. Cornelius, a director, is the non-executive chairman of the board of directors of Guidant Corporation, a leading cardiac and vascular medical device company traded on the New York Stock Exchange. He was elected to this position and as its senior executive in September 1994 when Guidant was formed. Mr. Cornelius relinquished his executive responsibilities in 2000, upon retirement after 33 years of combined service to Guidant and Eli Lilly and Company. He served as vice president of finance and chief financial officer at Lilly from January 1983 until joining Guidant and served on Lilly's Board and Executive Committee from December 1986 until joining Guidant. Mr. Cornelius serves on the public company Board of Directors for The Chubb Corporation and Hughes Electronics. He is also a member of the Israeli medical device start-up Given Imaging, which is listed on NASDAQ. Mr. Cornelius is also a director of American United Mutual Insurance Holding Company. He served as a director of Indiana National Bank from 1982 through 1992.

         DAVID R. FRICK - Age 58, Term Expires 2003. Mr. Frick, a director, is the executive vice president and chief legal and administrative officer of Anthem, Inc. (a health care management and health insurance company). He served as managing partner of Baker & Daniels, one of Indiana's largest law firms, from 1987 through 1992. Mr. Frick was engaged in the private practice of law from 1969 to 1976, when he became Corporation Counsel and Deputy Mayor of the City of Indianapolis. Mr. Frick returned to the private practice of law in 1982 in Indianapolis. Mr. Frick is a director of Artistic Media Partners, Inc., Anthem Foundation, Inc., Anthem Life Insurance Company of California, Anthem Life Insurance Company of Indiana, Anthem Companies, Inc., and Associated Group, Inc.

         ANDRE B. LACY - Age 63, Term Expires 2005. Mr. Lacy, a director, began his career in 1961 with the predecessor of Lacy Diversified Industries, Inc. as an analyst. Mr. Lacy held various positions with the company before becoming chairman and chief executive officer of LDI, Ltd. (Limited Partnership) and its subsidiaries. Its various entities include: Lacy Distribution, Inc.; Major Video Concepts; Tucker-Rocky Distributing; Answer Products, Inc.; and FinishMaster, Inc.

         Mr. Lacy was a director of Merchants National Bank & Trust Company and Merchants National Corporation/National City Corporation from 1979 through 1992. He also served as chairman of the Finance Committee and as a member of the Executive Committee. Mr. Lacy is currently a director of IPALCO Enterprises, Indianapolis, Indiana; Patterson Dental Company, St. Paul, Minnesota; Herff Jones, Indianapolis, Indiana; and FinishMaster, Inc., Indianapolis, Indiana.

         G. BENJAMIN LANTZ, JR. - Age 67, Term Expires 2004. Dr. Lantz, a director, was president of the University of Indianapolis from 1988 through May 1998. He is currently retired and serves as an independent consultant. He served approximately 18 years in the administration of various colleges before he became vice president, administration and development at NESCO, Inc., a privately held manufacturing, real estate and engineering company located in Mayfield Heights, Ohio. Dr. Lantz's responsibilities included supervision of legal counsel and corporate recruitment. Dr. Lantz was also involved in acquisitions and divestitures and locating, analyzing and negotiating and conducting due diligence activities for the purchase of companies. Dr. Lantz also monitored corporate activities for four companies.

         WILLIAM J. LOVEDAY - Age 59, Term Expires 2004. Mr. Loveday, a director, retired as the president and chief executive officer of Clarian Health Partners, Inc. in 2002 Mr. Loveday had served in that capacity since 1988. Mr. Loveday is also a director of Indianapolis Life Insurance Company. From 1983 to 1988, Mr. Loveday was executive vice president and chief operating officer of Memorial Medical Center of Long Beach, California.

         MICHAEL S. MAURER - Age 60, Term Expires 2004. Mr. Maurer, the chairman of the board of the Corporation and the Bank, was self-employed as an attorney from 1969 through 1988. In 1987 Mr. Maurer became chief executive officer and fifty percent owner of MYSTAR Corp., a broadcasting company which owns Indianapolis radio stations WTPI-FM, WZPL-FM and WMyS-AM. In 1990 Mr. Maurer became chief executive officer and fifty percent owner of IBJ Corp., a publishing company which owns The Indianapolis Business Journal, The Court and Commercial Record, Indiana Lawyer, and Senior Beacon. From April 1991 through December 1992, Mr. Maurer served as a director and member of the Executive Committee of Merchants National Bank/National City Bank, Indianapolis, Indiana. Mr. Maurer is currently a director of IPALCO Enterprises, Inc. and Indianapolis Power and Light Company.

         MORRIS L. MAURER - Age 52, Term Expires 2005. Mr. Maurer is the president, chief executive officer and a director of the Corporation and the Bank. He has served in that capacity since the inception of the Corporation and the Bank. He was employed by Indiana National Bank/INB Financial Corporation from 1975 through 1992. In Mr. Maurer's capacity as senior vice president, he was responsible for corporate-wide strategic planning, venture capital, chairman of corporate and lead bank ALCO committees, mergers and acquisitions, and economic research. As chief financial officer, Mr. Maurer was responsible for general accounting, controller, investment, funds desk, security sales and brokerage functions. In addition, Mr. Maurer was a member of the executive management committee, and chairman of the state-wide bank integration committee.

         PHILIP B. ROBY - Age 60, Term Expires 2003. Mr. Roby is the executive vice president, chief operating officer and a director of the Corporation and the Bank and is also the chief lending officer of the Bank. He has served in those capacities since the inception of the Corporation and the Bank. He began his career at Indiana National Bank in 1965 in its Management Training Program. During the years between 1967 to 1973, Mr. Roby worked as a Commercial Lending Officer and Correspondent Banking Officer at Indiana National Bank. In 1973, he was named manager of the Commercial Credit Department with responsibility for the Commercial Credit Training Program in Commercial Loan Analysis. In 1975, he became president of two real estate subsidiaries of the parent holding company, Indiana National Financial Corporation.

         From 1978 to 1990, he held the position of senior vice president and division head of the Metropolitan Division. Mr. Roby served as a member of the Commercial Loan Committee during this period. In 1990, Mr. Roby became president of INB Banking Company, Northeast, an affiliate bank of INB Financial Corporation, located in Fort Wayne, Indiana. Subsequent to the INB merger with NBD Bancorp, he was elected executive vice president and senior commercial lending officer for the Northeast Region of the merged bank and was also named one of the eight members of the Senior Indiana Loan Committee of NBD Indiana, Inc.

         TODD H. STUART - Age 38, Term Expires 2005. Mr. Stuart, a director, has been employed by Stuart's Household Furniture Moving & Storage, Inc., a household and commercial moving, packing and warehousing business since 1983. As vice president of the company, Mr. Stuart's responsibilities include sales, daily operations and supervision of more than 40 employees. Mr. Stuart is also a director of Brightpoint, Inc., which is listed on NASDAQ.

         DEBRA L. ROSS - Age 41. Ms. Ross is the chief financial officer of the Corporation and the Bank. She has been employed by the Corporation and the Bank since their formation. She was employed as a staff accountant at KPMG-Peat Marwick from 1987 to 1989. From 1989 to 1993 she was employed by Summit Bank as assistant vice president and assistant controller, where she was responsible for developing and administering accounting policies and procedures, regulatory reporting, financial analysis, budgeting, and directing and supervising the activities of the accounting and cash management departments.

Additional Information Concerning Board of Directors
----------------------------------------------------

         Attendance at Meetings

         During 2002, the Board of Directors of the Corporation held 11 regular meetings and no special meetings. No incumbent director attended fewer than 75% of the aggregate number of Board meetings and meetings on committees on which he or she served, except for Messrs. Cornelius and Lacy, who attended approximately 59% and 63% of such meetings, respectively.

         Certain Relationships

         Certain family relationships exist among the directors of the Corporation. Michael S. Maurer and Morris L. Maurer are cousins. There are no arrangements or understandings between any of the directors pursuant to which any of them have been selected for their respective positions.

         Committees

         The Committees of the Corporation and the Bank consist of the ALCO/Investment Committee; the Audit, Compliance, and Conflict of Interest Committee; the CRA/Marketing Committee; the Compensation Committee; the 401(k) Committee; and the Loan Policy Committee. The Board of Directors had no standing nominating committee or any committee performing similar functions during 2002; such functions are performed by the Board of Directors as a whole. Set forth below is information regarding several of these committees.

         The Corporation's and the Bank's Audit, Compliance, and Conflict of Interest Committee consisted of Ms. Betley (Chairperson), Mr. Lantz and Mr. Cornelius in 2002. The Board of Directors has determined in its reasonable business judgment that the members of the Audit Committee are "independent", as defined in the listing standards of the National Association of Securities Dealers, and that Mr. Cornelius is an audit committee financial expert. This Committee met five times during 2002. The report of the Audit Committee begins on page 17. The Audit Committee has adopted a written charter, which was included as Exhibit A to the proxy statement for the 2001 Annual Meeting.

         The principal functions of the Audit Committee include:

         o Annually evaluating the external auditor and making recommendations to the Board of Directors regarding the appointment of the external auditor;
         o Reviewing with the external auditor and with management the proposed scope of the annual audit, past audit experience, the Corporation's program for the internal examination and verification of its accounting records and the results of recently completed internal examinations;
         o Reviewing any significant disagreements between management and the external auditor in connection with the preparation of the financial statements;
         o Discussing the quality and adequacy of the Corporation's disclosure controls and internal controls with management, the internal auditors and the external auditor;
         o Reviewing the Corporation's annual and quarterly filings with the Securities and Exchange Commission; and

         o Reviewing with the Bank's compliance officer the Bank's compliance with regulatory requirements.

         The Corporation and the Bank's Compensation Committee consisted of Mr. Loveday (Chairperson), Michael S. Maurer, Mr. Lacy and Mr. Stuart during 2002. This Committee met three times during 2002. The report of the Compensation Committee begins below on page 6. The principal functions of the Compensation Committee include the review of the compensation of the executive officers of the Bank and recommendations with respect to salaries, bonuses, other benefits, and other compensation matters to the Board of Directors.

         Compensation of Directors

         To assist in attaining profitability, prior to 2001 Directors of the Corporation and the Bank were compensated for their services as directors solely by the grant of stock options. In June 1996 the Board of Directors adopted a resolution providing that Directors be compensated with stock options each year having a net present value of approximately $17,500 to $20,000 until such time as the Directors are compensated with cash compensation. After analyzing the form and amount of compensation paid to similarly situated companies, the Directors determined that beginning in 2001 Directors would be compensated in the form of cash and grants of stock. For 2002, Messrs. Cornelius, Frick, Lacy, Lantz, Loveday and Stuart and Ms. Betley each were awarded 360 shares of stock and were paid $833 per board meeting attended and $500 per committee meeting attended. Michael S. Maurer, who is the Chairman of the Board of Directors but is not an employee, was awarded options in 2002 by the Board of Directors to purchase 29,000 shares, with an exercise price equal to $27.50 (which was the price which the Board had determined was the fair market value of a share of stock of the Corporation at the date the options were granted). Mr. Maurer also received an additional $80,000 fee payment in 2002 for his service as Chairman in 2001. Beginning in 2002, the Board of Directors determined to pay Mr. Maurer an annual director fee composed of a cash payment equal to $40,000 in January and a grant of shares of the Corporation equal to $40,000 in July, which number of shares equaled 1,441 shares for 2002. Mr. Maurer receives no other fees in his capacity as a director. Morris L. Maurer and Philip B. Roby were not separately compensated for their services as directors of the Corporation or the Bank.

                      EXECUTIVE OFFICERS OF THE CORPORATION

         The executive officers of the Corporation, all of whom serve for a one year term, consist of Michael S. Maurer, chairman of the board; Morris L. Maurer, president and chief executive officer; Philip B. Roby, executive vice president, chief operating officer and chief lending officer; and Debra L. Ross, chief financial officer.

                            COMPENSATION OF OFFICERS

Compensation Committee Report
-----------------------------

         Decisions on compensation of the Corporation*s executives are made by the Compensation Committee of the Board, which also serves as the Compensation Committee of the Bank. Each member of the Compensation Committee is a non-employee director. All decisions of the Compensation Committee relating to the compensation of the Corporation and the Bank's executive officers are reviewed by the full Board.

Compensation Policies Toward Executive Officers

         The Compensation Committee*s executive compensation policies are designed to provide competitive levels of compensation to the executive officers and to reward officers for individual performance and for performance of the Corporation as a whole. Although there are established goals and standards relating to performance of the Corporation, these goals and standards have not been established solely for utilization in setting compensation of individual employees. The Compensation Committee does, however, consider the

Corporation and the Bank's performance compared to the Annual Plan and compared to certain established non-financial goals in setting compensation levels

         Base Salary

         Each executive officer is reviewed individually by the Compensation Committee, which review includes an analysis of the performance of the Corporation and the Bank. In addition, the review includes, among other things, an analysis of the individual*s performance during the past fiscal year, focusing primarily upon the following aspects of the individual*s job or characteristics of the individual exhibited during the most recent fiscal year: quality and quantity of work; supervisory skills; dependability; initiative; attendance; overall skill level; and overall value to the Corporation.

         Bonus Amounts

         During 2002, the Board of Directors approved an incentive bonus plan ("Incentive Bonus Plan") for all employees of the Bank applicable only in 2002. Under the terms of the Incentive Bonus Plan, all employees were entitled to receive a bonus of up to 15% of their salary, depending upon the amount, if any, by which the Bank exceeded its profit plan. An additional bonus in the aggregate amount of $55,000 was awarded to Morris L. Maurer and Philip B. Roby for exceptional individual performance in areas considered critical to the success of the Bank. This bonus was based upon a review of compensation levels in other financial institutions similar in size to the Corporation and the Bank; a comparison of the Corporation's performance compared to the 2002 goals for growth in assets, loans, "wealth management" assets under management, and net income; and, consideration of non-financial performance, including the results of regulatory examinations.

         Other Compensation Plans

         At various times in the past, the Corporation has adopted certain broad-based employee benefit plans for all employees. Senior executives are permitted to participate in these plans on the same terms as non-executive employees who meet applicable eligibility criteria, subject to any legal limitations on the amount that may be contributed or the benefits that may be payable under the plans. These plans include such customary employee benefit plans as medical insurance, life insurance, and a 401(k) plan.

         Mr. Maurer's 2002 Compensation

         Regulations of the Securities and Exchange Commission require that the Compensation Committee disclose the Committee's basis for compensation reported for any individual who served as the Chief Executive Officer during the last fiscal year. Morris L. Maurer's salary was determined in the same manner as discussed above for other senior executives.

Members of the Compensation Committee:

William J. Loveday (Compensation Committee Chairperson),
Michael S. Maurer,
Andre B. Lacy, and
Todd H. Stuart

Compensation Committee Insider Participation
--------------------------------------------

         During the past fiscal year, none of the executive officers who received compensation from the Corporation or the Bank served on the Compensation Committee, except for Michael S. Maurer. Mr. Maurer did not participate in any discussion with respect to his compensation from the Corporation or the Bank, and was not present in the room during the discussion by the Compensation Committee of his compensation.

Summary Compensation Table
--------------------------

         The following table sets forth for the fiscal year ending December 31, 2002 the cash compensation paid by the Corporation or the Bank, as well as certain other compensation paid or awarded during those years, to the chief executive officer and any other executive officer whose total annual salary and bonus equaled or exceeded $100,000.

------------------------------------------------------------------------------------------------------------
                            Annual Compensation (1)             Long Term Compensation
Name and             Year     Salary        Bonus           Restricted         Securities             All
Principal                                                      Stock           Underlying            Other
Position                       ($)         ($)(2)             Awards          Options/SARS       Compensation
                                                              ($)(3)               (#)                (4)
------------------------------------------------------------------------------------------------------------
Morris L.           2002     $222,308       $62,747          $111,000            9,500             $5,507
Maurer,             2001     $205,655       $53,726             $0                -0-              $5,100
President and       2000     $189,069       $23,520             $0                -0-              $3,740
Chief Executive
Officer
------------------------------------------------------------------------------------------------------------
Philip B. Roby,     2002     $193,567       $54,635          $83,250             7,500             $2,409
Executive Vice      2001     $181,769       $47,301             $0                -0-              $2,028
President and       2000     $168,923       $21,014             $0                -0-              $3,740
Chief Operating
Officer
------------------------------------------------------------------------------------------------------------
Debra L. Ross,      2002     $99,238        $18,886          $41,625             4,000             $3,380
Senior Vice         2001     $92,077        $13,349             $0                -0-              $3,223
President and       2000     $83,217        $15,352             $0                -0-              $2,128
Chief Financial
Officer
------------------------------------------------------------------------------------------------------------

(1) While executive officers enjoy certain perquisites, such perquisites are less than 5% of such officer's salary and bonus and are not required to be reported.

(2) Amounts include amounts awarded under the Incentive Bonus Plan and additional amounts deemed appropriate by the Board of Directors in recognition of performance critical to the success of the Bank.

(3) The 2002 award reported in the table represents awards under the 1993 Restricted Stock Plan of the Corporation. One hundred percent of these shares of restricted stock awarded in 2002 will vest on June 20, 2007. The amounts in the table represent an assumed value of $27.75 per share for 2002, which is the value determined by the Board of Directors to be the "fair market value" of a share of the Corporation's Common Stock at June 20, 2002 (the date of the award of these shares of restricted stock), without giving effect to the diminution in value attributable to the restrictions on such stock. Dividends, if declared by the Corporation, would be paid on the restricted shares at the same time and rate as dividends paid to shareholders of unrestricted shares. At December 31, 2002, the total number and value (based on a value of $29.50 per share) of shares of restricted stock held by the named executive officers were as follows: Mr. Maurer (37,000 shares; $1,091,500); Mr. Roby (27,000 shares; $796,500); and Ms. Ross (4,000 shares; $118,000). The assumed value of $29.50 at December 31, 2002 is the value determined by the Board of Directors for purposes of the Corporation's 401(k) Savings Plan to be the "fair market value" of a share of the Corporation's Common Stock at December 31, 2002, without giving effect to the diminution in value attributable to the restrictions on such stock. Because there is not an established trading market for the Common Stock, the assumed values of $27.75 at June 20, 2002 and $29.50 at December 31, 2002 may not reflect the actual price which would be paid for a share of the Common Stock in an active or established trading market and should not necessarily be relied upon when determining the value of a shareholder's investment.

(4) These amounts represent amounts contributed by the Corporation under the Corporation's 401(k) plan.

Employee Benefit Plans
----------------------

          Stock Plans

         The Corporation has adopted a stock option program for directors of the Corporation and the Bank, and a separate stock option program for officers and key employees of the Corporation and the Bank. The Corporation has also adopted a restricted stock plan for officers and employees of the Corporation and the Bank. Under the option programs, options for an aggregate of 490,000 shares may be granted. A total of 165,000 shares have been reserved for issuance under the restricted stock plan. The Board of Directors of the Corporation believes these programs provide an important incentive to those who will be instrumental to the success of the Corporation and of the Bank. A more detailed description of each of the programs is set forth below.

      Disclosure Of Equity Compensation Plan Information As Of December 31, 2002


      The following table provides information on all existing Stock Option Plans and Restricted Stock Plans as of December 31, 2002.

------------------------------------------------------------------------------------------------------------
       Plan category                    (a)                        (b)                        (c)
       -------------
                                                                                     Number of securities
                                                                                    remaining available for
                              Number of securities to       Weighted-average         future issuance under
                              be issued upon exercise       exercise price of         equity compensation
                              of outstanding options,     outstanding options,         plans (excluding
                                warrants and rights        warrants and rights      securities reflected in
                                -------------------        -------------------            column (a))
                                                                                          -----------
------------------------------------------------------------------------------------------------------------
 Equity compensation plans          391,557 (2)                  $18.75                 74,843 (3) (4)
    approved by security
        holders (1)
------------------------------------------------------------------------------------------------------------
 Equity compensation plans           38,000 (5)                  $10.00                       -0-
  not approved by security
          holders
------------------------------------------------------------------------------------------------------------
           Total                      429,557                    $17.98                 74,843 (3) (4)
------------------------------------------------------------------------------------------------------------

(1) Includes all outstanding Stock Option Plans and Restricted Stock Plans of the Corporation.

(2) Includes securities to be issued upon the exercise of options under the Stock Option Plans, and does not include any shares of outstanding restricted stock.

(3) Includes 18,400 shares subject to issuance under the Restricted Stock Plan and 56,443 shares subject to issuance under the Stock Option Plans.

(4) Not reflected in the above are shares which may be issued in connection with the payment of directors' fees. In 2002, each non-employee Director of the Corporation, other than the Chairman of the Board, received as payment, in part, of director fees grants of 360 shares of the common stock of the Corporation (for an aggregate number of 2,520 shares). In addition, the above does not include shares which may be granted to the Chairman of the Board as payment, in part, of his director fee (which were 1,441 shares in 2002). For a discussion of these fees, see the portion of this report entitled "Compensation of Directors" on page 6.

(5) Represents shares subject to issuance upon the exercise of a warrant granted to Mr. Maurer in 1993 in connection with his efforts in organizing the Corporation in 1993.

         1993 Employees' Stock Option Plan. This plan provides for the grant of "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code and the grant of nonqualified stock options (the "Plan"). The Plan provides for the award of stock options to elected officers and key employees of the Corporation and its subsidiaries, including the Bank, which currently is the Corporation's only subsidiary. The exercise price for all options granted under the Plan will not be less than the greater of $10.00 or the fair market value of the Shares on the date of grant. The Plan will expire on May 31, 2008.

         Options may be granted under the Plan only to officers and other key employees who are in positions to make significant contributions to the success of the Corporation. The Compensation Committee, consisting of outside directors of the Corporation who are ineligible under the Plan to receive options themselves, administers the Plan.

         Options are exercisable in whole or in part upon such terms and conditions as may be determined by the Compensation Committee, but in no event will any incentive stock options be exercisable later than ten years after date of grant.

         A total of 340,000 shares has been reserved for issuance under the Employee Stock Option Plan. As of May 20, 2003, there were 38,243 shares available for issuance under the Plan.

         Options Grants in Last Fiscal Year

         The following table provides details regarding stock options granted to Morris L. Maurer, Philip B. Roby, and Debra L. Ross in 2002. In addition, in accordance with the rules of the Securities and Exchange Commission, there are shown the hypothetical gains or "options spreads" that would exist for respective options. These gains are based on assumed rates of annual compound stock price appreciation of five percent (5%) and ten percent (10%) from the date the options were granted over the full option term. Gains are reported net of the option exercise price, but before any effect of taxes. In assessing these values, it should be kept in mind that no matter what value is placed on a stock option on the date of grant, its ultimate value will be dependent on the market value of Fidelity's stock at a future date, and that value would depend on the efforts of such executive to foster the future success of Fidelity for the benefit of all shareholders. The amounts reflected in the table may not necessarily be achieved.

----------------------------------------------------------------------------------------------------------------------
                                 Percent of
                                   total
                  Number of       options                       Market
                   Shares        granted to                    Price on                   Potential Realizable Value
                 Underlying      employees     Exercise or     Date of                     at Assumed Rates of Stock
               Options Granted   in Fiscal     Base Price       Grant       Expiration      Price Appreciation for
    Name                          Year (%)      ($/Share)     ($/Share)        Date               Option Term
----------------------------------------------------------------------------------------------------------------------
                                                                                             5% ($)        10% ($)
----------------------------------------------------------------------------------------------------------------------
Morris L. Maurer    9,500          11.0%         $27.75         $27.75     June 20, 2012    $165,792       $420,150
----------------------------------------------------------------------------------------------------------------------
Philip B. Roby      7,500           8.7%         $27.75         $27.75     June 20, 2012    $130,889       $331,698
----------------------------------------------------------------------------------------------------------------------
Debra L. Ross       4,000           4.6%         $27.75         $27.75     June 20, 2012     $69,807       $176,905
----------------------------------------------------------------------------------------------------------------------

         Aggregate Fiscal Year-end Option Values Table

         The following table shows the number of shares covered by both exercisable and non-exercisable stock options by Messrs. M.L. Maurer and Roby and Ms. Ross as of December 31, 2002. Also reported are the values for the "in-the-money" options, which represent the positive spread between the exercise price of any such existing stock options and the year-end assumed price of the Common Stock. For purposes of the following table, the year-end price of the stock was assumed to be $29.50, which is the value determined by the Board of Directors for purposes of the Corporation's 401(k) Savings Plan to be the "fair market value" of a share of the Corporation's Common Stock at December 31, 2002. Because there is not an established trading market for the Common Stock, the assumed price of $29.50 may not reflect the actual price which would be paid for shares of the Common Stock in an active or established trading market and should not necessarily be relied upon when determining the value of a shareholder's investment.

---------------------------------------------------------------------------------------------------
                          Number of Shares Underlying                 Value of Unexercised
                              Unexercised Options                     in-the-Money Options
                               at Fiscal Year End                      at Fiscal Year End
                                      (#)                                     ($)
---------------------------------------------------------------------------------------------------
Name                   Exercisable          Unexercisable      Exercisable          Unexercisable
---------------------------------------------------------------------------------------------------
Morris L. Maurer          42,500                14,500           $761,250              $69,125
---------------------------------------------------------------------------------------------------
Philip B. Roby            31,000                11,500           $550,500              $42,000
---------------------------------------------------------------------------------------------------
Debra L. Ross             1,200                 4,800            $12,600               $15,400
---------------------------------------------------------------------------------------------------

         1993 Directors' Stock Option Plan. In 1993, the Board of Directors of the Corporation adopted a nonqualified stock option plan (the "Directors' Plan") which provides for the grant of nonqualified stock options to those individuals who are not officers or employees of the Corporation or the Bank and who serve as directors (the "Outside Directors") of the Corporation or any of its subsidiaries, including the Bank. The Plan will expire on May 31, 2003.

         The Directors' Plan provides for the grant of nonqualified stock options to acquire shares of the Corporation at a price equal to the greater of $10.00 or the fair market value of the shares on the date of grant. A total of 150,000 shares has been reserved for issuance under the Directors' Plan. As of May 20, 2003 there were 14,000 shares available for issuance under the Directors' Plan.

         The options under this program are exercisable for ten years from the date of grant. In addition, the options will immediately become null and void, without any action required by the Corporation or the Bank, the FDIC, the OCC, or the Federal Reserve if the Federal Reserve, the FDIC, or the OCC issues a directive or final order to the Corporation or the Bank requiring a contribution of capital. Individuals become eligible to receive grants of options under the Directors' Plan upon their election to a qualifying board of directors but do not receive additional options because they are a member of more than one such board.

         1993 Restricted Stock Plan. On June 1, 1993, the Board of Directors of the Corporation adopted a Restricted Stock Plan (the "Restricted Stock Plan"), which provides for the grant of shares to officers and key employees of the Corporation and the Bank.

         The Restricted Stock Plan provides for the outright grant of shares, subject to the vesting schedule set forth in the agreement between the recipient and the Administrative Committee of the Restricted Stock Plan, to officers and employees of the Corporation and the Bank. Grants under the Restricted Stock Plan may be made only to officers and other employees who are in position to make significant contributions to the success of the Corporation. The Compensation Committee, consisting of outside directors of the Corporation who are ineligible under the Plan to receive grants of restricted stock, administers the Restricted Stock Plan. Such committee has the authority to determine the number of grants to issue and to whom such grants are made, what price, if any, will be required to purchase shares of stock issued under the Restricted Stock Plan and the vesting schedule of the restricted stock.

         The Restricted Stock Plan provides for the issuance of up to 165,000 Shares. The plan expires on May 31, 2008. As of May 20, 2003, there were 16,700 shares available for issuance under the Restricted Stock Plan.

         401(k) Savings Plan

         The Corporation sponsors The National Bank of Indianapolis Corporation 401(k) Savings Plan ("401(k) Plan") for the benefit of substantially all of the employees of the Corporation and its subsidiaries. All employees of the Corporation and its subsidiaries become participants in the 401(k) Plan after completing one year of service for the Corporation or its subsidiaries and attaining age 21.

         Each participant may enter into a salary redirection agreement with the Corporation or the Bank whereby the Corporation or the Bank redirects to the participant's account in the 401(k) Plan an amount, on a pre-tax basis, equal to not less than one percent (1%) or more than fifty percent (50%) of the participant's compensation, as defined in the 401(k) Plan. If a participant makes salary redirection contributions to the 401(k) Plan, the Corporation will make a matching contribution in the amount necessary to match 50% of the participant's salary redirection contribution up to 6% of the participant's compensation, as defined in the 401(k) Plan. The Board of Directors of the Corporation may, in its discretion, make an additional matching contribution to the 401(k) Plan in such amount as the Board may determine. In addition, the Corporation may fund all or any part of its matching contributions with shares of its stock. The Corporation also may, in its discretion, make a profit sharing contribution to the 401(k) Plan.

         An employee who has an interest in a qualified retirement plan with a former employee may transfer the eligible portion of that benefit into a rollover account in the 401(k) Plan. The participant may request that the trustee invest up to 50% of the fair market value of the participant's rollover contribution (valued as of the effective date of the contribution to the 401(k)
Plan) in whole and fractional shares of the Common Stock to the Corporation.

         Benefits under the 401(k) Plan are distributable to participants or their beneficiaries in a single lump sum payment.

Certain Other Transactions
--------------------------

         The Corporation's officers and directors, as well as firms and companies with which they are associated, have had and will have banking transactions with the Bank. It is the policy of the Bank that any credit extended to such persons, firms and companies will be extended only in the ordinary course of business and on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and will not involve more than the normal risk of collectability or present other unfavorable features.

                       FIVE YEAR TOTAL SHAREHOLDER RETURN

         The following indexed graph indicates the Corporation's total return to its shareholders on its common stock for the past five years, assuming dividend reinvestment, as compared to total return for the Russell 2000 Index and the Peer Group Index (which is a line-of-business index prepared by an independent third party consisting of stock of banks with assets between $500 million and $1 billion). The comparison of total return on investment for each of the periods assumes that $100 was invested on January 1, 1998, in each of the Corporation, the Russell 2000 Index, and the Peer Group Index. Shares of the common stock of the Corporation are not traded on any national or regional exchange or in the over-the-counter market and there is not established market for the common stock. For purposes of the following graph, the year-end price of the stock was assumed to be the value determined by the Board of Directors for purposes of the Corporation's 401(k) Savings Plan to be the "fair market value" of a share of the Corporation's Common Stock at December 31. Because there is not an established trading market for the Common Stock, these assumed prices may not reflect the actual price which would be paid for shares of the Common Stock in an active or established trading market and should not necessarily be relied upon when determining the value of a shareholder's investment.

                        [PERFORMANCE GRAPH APPEARS HERE]

                                 ----------------------------------------------------------------------
                                                              Period Ending
                                 ----------------------------------------------------------------------
Index                            12/31/97    12/31/98    12/31/99    12/31/00     12/31/01    12/31/02
-------------------------------------------------------------------------------------------------------
The National Bank of
  Indianapolis Corporation        100.00      125.00      142.86      164.29       185.71      210.71
Russell 2000                      100.00       97.45      118.17      114.60       117.45       93.39
SNL $500M-$1B Bank Index          100.00       98.32       91.02       87.12       113.02      144.30


                        SECURITY OWNERSHIP OF MANAGEMENT

         The following table sets forth as of May 15, 2003 the total number of shares of Common Stock of the Corporation beneficially owned by each director and executive officer of the Corporation and by all directors and executive officers as a group. The number of shares shown as being beneficially owned by each director and executive officer are those over which he or she has sole voting or investment power, unless otherwise noted.

------------------------------------------------------------------------------------------------------------------

                                                                       Number of Shares       Percent of Class
             Name of Beneficial Owner

------------------------------------------------------------------------------------------------------------------
Kathryn G. Betley                                                          13,635 (1)                0.6%
------------------------------------------------------------------------------------------------------------------
James M. Cornelius                                                         32,260 (2)                1.3%
------------------------------------------------------------------------------------------------------------------
David R. Frick                                                               24,010                  1.0%
------------------------------------------------------------------------------------------------------------------
Andre B. Lacy                                                              45,760 (3)                1.9%
------------------------------------------------------------------------------------------------------------------
G. Benjamin Lantz, Jr.                                                     24,310 (3)                1.0%
------------------------------------------------------------------------------------------------------------------
William J. Loveday                                                         12,160 (1)                0.5%
------------------------------------------------------------------------------------------------------------------
Michael S. Maurer                                                         688,291 (4)               27.8%
------------------------------------------------------------------------------------------------------------------
Morris L. Maurer                                                          166,910 (5)                6.6%
------------------------------------------------------------------------------------------------------------------
Philip B. Roby                                                             71,997 (6)                2.9%
------------------------------------------------------------------------------------------------------------------
Todd H. Stuart                                                             17,885 (7)                0.7%
------------------------------------------------------------------------------------------------------------------
Debra L. Ross                                                               6,174 (8)                0.3%
------------------------------------------------------------------------------------------------------------------
Directors and executive officers as a group (consisting of 11            1,103,392                  41.5%
individuals)
------------------------------------------------------------------------------------------------------------------


(1) Includes 11,000 shares which such individual has the right to acquire pursuant to the exercise of options. See "Employee Benefit Plans -- 1993 Directors' Stock Option Plan."

(2) Includes 6,000 shares which such individual has the right to acquire pursuant to the exercise of options. See "Employee Benefit Plans -- 1993 Directors' Stock Option Plan."

(3) Includes 17,000 shares which such individual has the right to acquire pursuant to the exercise of options. See "Employee Benefit Plans--1993 Directors' Stock Option Plan."

(4) Includes 29,000 shares which such individual has the right to acquire pursuant to the exercise of options. See "Employee Benefit Plans--1993 Directors' Stock Option Plan."

(5) Includes 38,000 shares held jointly with the spouse of Mr. Maurer, 42,500 shares which Mr. Maurer has the right to acquire pursuant to the exercise of stock options, 38,000 shares which Mr. Maurer has the right to acquire pursuant to stock warrants, 37,000 shares of restricted stock, and 1,910 shares in the 401(k) Plan allocated to the account of Mr. Maurer. See "Employee Benefit Plans -- 1993 Employee Stock Option Plan," and "--1993 Restricted Stock Plan," and " -- Warrants." Mr. Maurer received the warrants in 1993 in consideration of his efforts in organizing the Corporation and the Bank and for services to be rendered after the Bank began operations. The warrants are exercisable and will remain exercisable until 2003 at a purchase price of $10.00 per share, and will immediately become null and void, without any action required by the Corporation or the Bank, the Federal Deposit Insurance Corporation, the Office of the Comptroller of the Currency, or the Board of Governors of the Federal Reserve System if any of these regulatory agencies issues a directive or final order to the Corporation or the Bank requiring a contribution of capital.

(6) Includes 9,900 shares held jointly with the spouse of Mr. Roby, 31,000 shares which Mr. Roby has the right to acquire pursuant to the exercise of stock options, 27,000 shares of restricted stock, and 1,597 shares in the 401(k) Plan allocated to the account of Mr. Roby. See "Employee Benefit Plans -- 1993 Employee Stock Option Plan" and "--1993 Restricted Stock Plan."

(7) Includes 14,000 shares which such individual has the right to acquire pursuant to the exercise of options. See "Employee Benefit Plans--1993 Directors' Stock Option Plan."

(8) Includes 1,200 shares which Ms. Ross has the right to acquire pursuant to the exercise of stock options, 4,000 shares of restricted stock, and 974 shares in the 401(k) Plan allocated to the account of Ms. Ross. See "Employee Benefit Plans -- 1993 Employee Stock Option Plan" and "--1993 Restricted Stock Plan."

                             PRINCIPAL SHAREHOLDERS

         The following table contains information concerning individuals or entities who, to the knowledge of the Corporation, beneficially owned on May 15, 2003, more than 5% of the Common Stock of the Corporation:

---------------------------------------------------------------------------------------------------
Name and Address of Beneficial Owner           Shares Beneficially Owned         Percent of Class
---------------------------------------------------------------------------------------------------
Michael S. Maurer                                    688,291 (1)                      27.8%
---------------------------------------------------------------------------------------------------
Morris L. Maurer                                     166,910 (2)                       6.6%
---------------------------------------------------------------------------------------------------
Eugene and Marilyn Glick                             125,000                           5.1%
---------------------------------------------------------------------------------------------------

(1) Includes 29,000 shares which Mr. Maurer has the right to acquire pursuant to the exercise of stock options. See "Employee Benefit Plans--1993 Directors' Stock Option Plan."

(2) Includes 38,000 shares held jointly with the spouse of Mr. Maurer, 42,500 shares which Mr. Maurer has the right to acquire pursuant to the exercise of stock options and 38,000 shares which Mr. Maurer has the right to acquire pursuant to stock warrants, 37,000 shares of restricted stock, and 1,910 shares in the 401(k) Plan allocated to the account of Mr. Maurer. See "Employee Benefit Plans -- 1993 Employees' Stock Option Plan, and -- Warrants."

                                     ITEM 2
                      RATIFICATION OF INDEPENDENT AUDITORS

         The Board of Directors of the Corporation proposes that the shareholders ratify the selection by the Audit Committee of the firm of Ernst & Young, LLP, Certified Public Accountants, as independent public accounts for the Corporation for the year ending December 31, 2003. Representatives of Ernst & Young are expected to be present at the meeting and available to respond to appropriate questions. They will be given an opportunity to make a statement if they desire to do so. Ernst & Young has been the independent auditors of the Corporation since its inception in 1993. In the event the selection of Ernst & Young is not ratified by the shareholders, the Audit Committee will consider selection of other independent public accountants for the year ending December 31, 2003.

                                   AUDIT FEES

         The following table sets forth the aggregate fees billed to the Corporation for the fiscal year ended December 31, 2002 by Ernst & Young LLP, Certified Public Accountants:

Audit Fees .......................................................... $42,000

Audit-Related Fees
         SEC filings................................................. $ 8,850
         Student lending audit....................................... $ 2,700
         NBIN Statutory Trust I review............................... $ 2,150
         FDICIA attestation report................................... $ 2,000
         EY Online service........................................... $ 1,500
         EY Options software......................................... $   188
         Accounting issues research.................................. $ 1,500
                                                                      -------
         Total audit-related fees.................................... $18,888

Financial Information Systems Design and Implementation Fees......... $     0

Tax Return Preparation............................................... $ 5,868
                                                                      -------

Total Fees........................................................... $66,756
                                                                      =======

                          REPORT OF THE AUDIT COMMITTEE

         The Audit Committee oversees the Corporation's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the system of internal control. In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements with management, including a discussion of the quality, not just the acceptability of the accounting principles; the reasonableness of significant judgments; and the clarity of disclosures in the financial statements.

         The Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Corporation's accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards (including Statement on Auditing Standards No 61). In addition, the Audit Committee has discussed with the independent auditors their independence from management and the Corporation, including the matters in the written disclosures required by the Independence Standards Board (including Independence Standards Board Standard No. 1), considered the compatibility of nonaudit services (including audit-related services set forth above) with the auditors' independence, and concluded that the provision of the nonaudit services was compatible with such independence.

         The Audit Committee discussed with the Corporation's internal and independent auditors the overall scope and plans for their respective audits. The Audit Committee meets with the internal and independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Corporation's internal control and the overall quality of the Corporation's financial reporting. The Audit Committee held five meetings during fiscal year 2002.

         In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board approved) that the audited financial statements be included in the Annual

Report on Form 10-K for the year ended December 31, 2002 for filing with the Securities and Exchange Commission. The Audit Committee and the Board of Directors have also recommended, subject to shareholder approval, the selection of the Corporation's independent auditors.

         To further assist in ensuring the independence of the independent auditors, in March 2002 the Audit Committee adopted a resolution limiting the non-audit services which the independent auditors could provide to the Corporation or the Bank. As provided in this resolution of the Audit Committee, neither the Corporation nor the Bank may hire the Corporation's independent auditors to perform any consulting work without the specific written prior approval of the Audit Committee, other than with respect to tax related matters or matters relating to the preparation or filing of documents and reports with the Securities and Exchange Commission.

Members of the Audit Committee:

Kathryn G. Betley (Audit Committee Chairperson),
James M. Cornelius, and
G. Benjamin Lantz, Jr.

                             SHAREHOLDERS PROPOSALS

         Any proposal which a shareholder intends to bring before the next Annual Meeting of Shareholders to be held in 2004 must be received by the Corporation no later than January 21, 2004 for inclusion in next year's proxy statement. Such proposals should be addressed to Morris L. Maurer, President of the Corporation, at 107 North Pennsylvania Street, Suite 700, Indianapolis, Indiana 46204. If notice of any other shareholder proposal intended to be presented at the Annual Meeting of Shareholders to be held in 2003 is not received by the Corporation on or before April 5, 2004, the proxies will have discretionary authority to vote on the matter. All proposals and notifications should be addressed to the President of the Corporation.

                             ADDITIONAL INFORMATION

         The 2002 Annual Report to Shareholders, containing financial statements for the year ended December 31, 2002, and other information concerning the operations of the Corporation is enclosed herewith, but is not to be regarded as proxy soliciting material.

         Upon written request, the Corporation will provide without charge to each shareholder a copy of the Corporation's annual report on Form 10-K which is required to be filed with the Securities and Exchange Commission for the year ended December 31, 2002. All requests should be addressed to:

         Debra L. Ross, CFO
         The National Bank of Indianapolis Corporation
         Suite 700
         107 North Pennsylvania Street
         Indianapolis, Indiana 46204

                                  OTHER MATTERS

         The Annual Meeting is called for the purposes set forth in the Notice. The Board of Directors of the Corporation does not know of any matters for action by shareholders at such Annual Meeting other than the matters described in the notice. However, the enclosed Proxy will confer discretionary authority with respect to matters which are not known to the Board of Directors at the time of the printing hereof and which may properly come before the Annual Meeting. It is the intention of the persons named in the Proxy to vote pursuant to the Proxy with respect to such matters in accordance with the recommendations of the Board of Directors.

                  THE NATIONAL BANK OF INDIANAPOLIS CORPORATION
                        107 North Pennsylvania, Suite 700
                           Indianapolis, Indiana 46204

            THIS PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Debra L. Ross and Suzanne C. Harris, or either of them, as Proxies, each with the power to appoint her substitute, and hereby authorizes them to represent and to vote, as designated below, all shares of common stock of The National Bank of Indianapolis Corporation which the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held at 107 North Pennsylvania Street, Indianapolis, Indiana on June 19, 2003, at 3:00 p.m. (local time), or any adjournment thereof, on the following matters:


1. Election of Directors (for a 3-year term to expire at the 2006 Annual Meeting of Shareholders)

     [ ] FOR all nominees listed below         [ ] WITHHOLD AUTHORITY to vote
         (except as marked to the contrary         for all nominees listed below
         below)

              Kathryn G. Betley    David R. Frick    Philip B. Roby

(INSTRUCTION: To withhold authority to vote for any individual, strike a line through the nominee's name in the list above.)

2. Ratification of the selection of Ernst & Young, LLP, Certified Public Accountants, as independent public accountants of the Corporation for the year ending December 31, 2003.

                 [ ] FOR        [ ] AGAINST     [ ] ABSTAIN

3. In their discretion, on such other matters as may properly come before the meeting.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR IF NO DIRECTION IS INDICATED, WILL BE VOTED "FOR" PROPOSALS NO. 1 AND 2.

Please sign exactly as name appears below. If there are two or more owners, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Dated:                               , 2003
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                                   -------------------------------------
                                   (Signature)

                                   -------------------------------------
                                   (Signature, if held jointly)


Your vote is important. Please mark, sign, date and return this Proxy promptly using the enclosed envelope.